EXECUTION VERSION
Exhibit 10.2
EQUITY PLEDGE AGREEMENT
          This EQUITY PLEDGE AGREEMENT, dated as of January 16, 2009 (as amended, modified or supplemented from time to time, this “Agreement”), made by the undersigned, each of which is further identified on Annex A hereto (each, a “Pledgor” and together with their respective successors and assigns, collectively, the “Pledgors”), in favor of the United States Department of the Treasury in its capacity as the lender under the Loan Agreement referred to below (the “Pledgee”). Except as otherwise defined herein, terms used herein and defined in the Loan Agreement referred to below shall be used herein as therein defined.
WITNESSETH:
          WHEREAS, General Motors Corporation (the “Borrower”) and the Pledgee are parties to that certain Loan and Security Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Loan Agreement”), providing for the making of the Advance as contemplated therein;
          WHEREAS, each of the Pledgors will derive a substantial direct and/or indirect benefit from the Pledgee’s making the Advance to the Borrower pursuant to the Loan Agreement. To induce the Pledgee to enter into the Loan Agreement and make the Advance, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor has agreed to pledge and grant a security interest in the Collateral (as defined herein) in which such Pledgor has rights, title and interests in and to, as security for the Advance;
          WHEREAS, it is a condition precedent to the obligation of the Lender to make the Advance to the Borrower under the Loan Agreement that each Pledgor shall have executed and delivered this Agreement to the Lender; and
          WHEREAS, each Pledgor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;
          NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:
          1. DEFINITIONS. All capitalized terms used but not defined herein shall have the respective meanings set forth in the Loan Agreement.
          1.1. Equity Interests.
          (a) As used herein, the term “Equity Interests” shall mean all of the equity interests in an issuing entity (“Issuing Entity”), acquired by, issued to or held by the relevant Pledgor as set forth on Annex A under the heading “Percentage Pledged”. Each Pledgor represents and warrants that on the date hereof, the Equity Interests held by such Pledgor (i) consists of the number and type of Equity Interests of the Issuing Entity as described in Annex A hereto and (ii) all options, warrants, calls or commitments of any character whatsoever relating to Equity Interests of the Issuing Entity, in each case listed in Annex A hereto. Each Pledgor represents and warrants on the date hereof: (x) such Equity Interests constitute that percentage of the issued and outstanding Equity Interests of the Issuing Entity as set forth in Annex A hereto, and (y) such Pledgor is the owner of such Equity Interests so held by it and there exist no options or preemption rights in respect of any of such Equity Interests.

          (b) All Equity Interests at any time pledged or required (and permitted) to be pledged hereunder are hereinafter called the “Pledged Equity Interests,” which together with: (i) all Chattel Paper, Documents, Instruments and General Intangibles attributable solely to the Pledged Equity Interests; (ii) all rights of any Pledgor to receive moneys (including dividends) due but unpaid or to become due with respect to the Pledged Equity Interests and all property received in substitution or exchange therefor; (iii) all of Pledgors’ rights and privileges with respect to the Pledged Equity Interests; (iv) all rights (if any) of Pledgors to property of the Issuing Entity; (v) all Proceeds with respect to the foregoing clauses (i) through (iv); and (vi) to the extent not included in the foregoing, all proceeds, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, additions, substitutions and replacements of and to any and all of the foregoing, are hereinafter called the “Collateral”.
          1.2. Obligations. As used herein, the term “Obligations” shall mean the obligations and liabilities of the Borrower and each Pledgor to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Loan Agreement, any other Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of covenants, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to Lender that are required to be paid by Borrower pursuant to the terms of the Loan Agreement) or otherwise.
          1.3. Chattel Paper, Documents, Instruments, General Intangibles and Proceeds. The terms “Chattel Paper,” “Documents,” “Instruments,” “General Intangibles,” and “Proceeds” have the meanings specified in the Uniform Commercial Code.
          2. PLEDGE OF EQUITY INTERESTS.
          2.1. Pledge. As collateral security for the prompt satisfaction and performance of the Obligations, each Pledgor hereby: (i) pledges, collaterally assigns and hypothecates to Pledgee and hereby grants to the Pledgee for the benefit of the Pledgee and its assigns a first priority security interest in all of the Collateral now or from time to time owned by such Pledgor; (ii) pledges and deposits as security with the Pledgee the Pledged Equity Interests of the Issuing Entity owned by such Pledgor on the date hereof and delivers to the Pledgee, any certificates therefor or instruments thereof, accompanied by such other instruments of transfer as are reasonably acceptable to the Pledgee; and (iii) collaterally assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of such Pledgor’s right, title and interest in and to the Pledged Equity Interests of the Issuing Entity (and in and to the certificates or instruments evidencing such Pledged Equity Interests of the Issuing Entity) to be held by the Pledgee, upon the terms and conditions set forth in this Agreement.
          2.2. Subsequently Acquired Equity Interests. If, at any time or from time to time after the date hereof, a Pledgor acquires (by purchase, stock dividend or otherwise) any additional Equity Interests of the Issuing Entity, such Pledgor hereby automatically pledges and shall forthwith deposit such Equity Interests of the Issuing Entity (including any certificates or instruments representing such Equity Interests of the Issuing Entity) as security with the Pledgee and deliver to the Pledgee certificates or instruments thereof, accompanied by such other instruments of transfer as are reasonably acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a Responsible Person of such Pledgor describing such Equity Interests and certifying that the same have been duly pledged to the Pledgee hereunder as Collateral.
          2.3. Delivery of Share Certificates and Powers of Attorney. Simultaneously with the delivery of this Agreement, each Pledgor is delivering to the Pledgee, all certificated securities (including, without limitation, stock certificates) representing the Pledged Equity Interests, together with related stock powers duly executed in blank by the relevant Pledgor authorizing Pledgee to transfer ownership of such Pledged Equity Interests to a third party in accordance with the terms of this Agreement. Each Pledgor shall promptly deliver to the Pledgee, or cause the Borrower or the Issuing Entity to deliver directly to the Pledgee, (i) share certificates or other instruments representing any Pledged Equity Interests acquired or received by such Pledgor after the date of this Agreement and (ii) related stock powers duly executed in blank by such Pledgor authorizing Pledgee to transfer ownership of any Pledged Equity Interests acquired or received by such Pledgor after the date of this Agreement to a third party in accordance with the terms of this Agreement.
          2.4. Uncertificated Securities. Other than as may be set forth in the Post Closing Letter, notwithstanding anything to the contrary contained in Sections 2.1 and 2.2, if any Pledged Equity Interests are uncertificated securities, the respective Pledgor hereby notifies the Pledgee thereof in Annex A hereof, and hereby represents that it has taken all actions required to perfect the security interest of the Pledgee in such uncertificated Pledged Equity Interests under applicable law. Each Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder and under applicable law.
          3. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of any certificated Pledged Equity Interests, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or, if an Event of Default shall have occurred and be continuing, in the name of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee; provided that the Pledgee shall remain primarily liable for any and all actions and inactions of any such sub-agent or nominee of the Pledgee.
          4. VOTING, ETC. WHILE NO EVENT OF DEFAULT. Unless and until an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise all voting rights attaching to any and all Pledged Equity Interests owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in a breach of any covenant contained in, or be materially inconsistent with, any of the terms of this Agreement, the Loan Agreement or any other Loan Document or which would have the effect of materially impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee therein. All such rights of a Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing and Section 9 hereof shall become applicable; provided that, the Pledgee shall have the right from time to time during the continuance of an Event of Default to permit such Pledgor to exercise such rights. After all Event of Defaults have been cured or waived, the Pledgors will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of this Section 4.
          5. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until an Event of Default shall have occurred and be continuing, all cash distributions, dividends, interest and principal or other amounts payable in respect of the Pledged Equity Interests shall be paid to the Pledgors in accordance with the related certificate of incorporation, by-laws, certificate of formation, or operating agreement (or equivalent thereof), as the case may be. On and after the date on which an Event of Default shall have occurred and be continuing, all such amounts shall be paid to and shall be the collateral of the Pledgee under the Loan Documents. All dividends, distributions or other payments which are received by a Pledgor contrary to the provisions of this Section 5 or Section 9 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as collateral for the obligations of the Pledgor under the Loan Documents in the same form as so received (with any necessary endorsement).

          6. REPRESENTATION AND WARRANTIES OF THE PLEDGORS.
          6.1. Representations and Warranties.
          (a) Each Pledgor represents, warrants and covenants that:
(i)	it is the sole owner of the Pledged Equity Interests pledged by it hereunder, free and clear of all claims, mortgages, pledges, Liens, security interests and other encumbrances of any nature whatsoever (and no right or option to acquire the same exists in favor of any other person or entity), except for the assignment, pledge and security interest in favor of the Pledgee created or provided for herein or under any other Loan Document and Permitted Liens, and (except to the Pledgee hereunder) such Pledgor agrees that, except as permitted by the Loan Agreement, it will not encumber or grant any security interest in or with respect to the Pledged Equity Interest or permit any of the foregoing;

(ii)	subject to the commitments made by the Borrower to the Federal Reserve System with respect to GMAC, no options, warrants or other agreements with respect to the Collateral owned by such Pledgor are outstanding;

(iii)	the Pledged Equity Interests pledged by such Pledgor hereunder, represent all of the shares of capital stock and equity interests of the Issuing Entity owned by such Pledgor;

(iv)	to the knowledge of such Pledgor, all of the Pledged Equity Interests owned by it have been duly and validly issued, are fully paid and non-assessable; and

(v)	the pledge and collateral assignment to the Pledgee of the Pledged Equity Interests by such Pledgor pursuant to this Agreement, together with the delivery in the State of New York by such Pledgor to the Pledgee of all certificated Pledged Equity Interests together with related stock powers with respect thereto in blank, and the filing of Uniform Commercial Code financing statements in the applicable filing jurisdiction set forth on Annex A, will create a valid and perfected first priority Lien in the Collateral, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Collateral other than a Permitted Lien allowable under the Loan Agreement.
          7. FURTHER ASSURANCES; POWER-OF-ATTORNEY.
          7.1. Each Pledgor agrees that it will cooperate with the Pledgee in filing and refiling under the Uniform Commercial Code such financing statements, continuation statements and other documents in such filing offices in any Uniform Commercial Code jurisdiction as may reasonably be necessary or advisable and wherever required or advisable by law in order to perfect and preserve the Pledgee’s first priority security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or reasonably deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee their rights, powers and remedies hereunder or thereunder.

          7.2. Each Pledgor hereby constitutes and irrevocably appoints the Pledgee as its true and lawful attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, at any time and from time to time after an Event of Default shall have occurred and be continuing, to (i) affix to any documents representing the Collateral, the stock powers delivered with respect thereto, (ii) transfer or cause the transfer of the Collateral, or any part thereof, on the books of the Issuing Entity, to the name of the Pledgee or any nominee, (iii) exercise with respect to such Collateral, all the rights, powers and remedies of an owner, and (iv) take any action and execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which such Pledgor is required to do hereunder but has failed to do within the required time frames hereunder. The power of attorney granted pursuant to this Section 7.2(b) and all authority hereby conferred are granted and conferred solely to protect the Pledgee’s interest in the Collateral and shall not impose any duty upon the Pledgee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest until the Maturity Date.
          8. TRANSFER BY THE PLEDGOR. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral except in accordance with the terms of this Agreement and the Loan Documents, including, without limitation, the GMAC Trust Disposition, or as may otherwise be agreed to in writing by the Pledgee.
          9. REMEDIES; PRIVATE SALE.
          9.1. Remedies. During the period during which an Event of Default is continuing:
          (a) the Pledgee shall have all of the rights and remedies with respect to the Pledged Equity Interests of a secured party under the Uniform Commercial Code and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted (including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Equity Interests as if the Pledgee was the sole and absolute owner thereof (and the Pledgors agree to take all such action as may be appropriate to give effect to such right));
          (b) the Pledgee may make any reasonable compromise or settlement deemed desirable with respect to any of the Pledged Equity Interests and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Pledged Equity Interests;
          (c) the Pledgee may, in its name or in the name of related Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or in exchange for, any of the Pledged Equity Interests, but shall be under no obligation to do so;
          (d) the Pledgee may, with respect to the Pledged Equity Interests or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Pledgee or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Pledged Equity Interests, at such place or places as the Pledgee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Person may be the purchaser, lessee, assignee or recipient of any or all of the Pledged Equity Interests so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of any Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned;
          (e) the Pledgee shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Equity Interests and make application thereof to the Obligations in such order as the Pledgee shall elect; and
          (f) any or all of the Pledged Equity Interests may be registered in the name of the Pledgee or its nominee, and the Pledgee or its nominee may thereafter exercise, (A) all voting, corporate or other organizational and other rights pertaining to such Pledged Equity Interests at any meeting of shareholders of the Issuing Entity or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Equity Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of the Issuing Entity, or upon the exercise by any Pledgor or the Pledgee of any right, privilege or option pertaining to such Pledged Equity Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine), all without liability except to account for property actually received by it, but the Lender shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          The Pledgors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws (to the extent not preempted), the Pledgee may be compelled, with respect to any sale of all or any part of the Pledged Equity Interests which constitutes a “security” under the Securities Act, to limit purchasers to those who will agree, among other things, to acquire such Pledged Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge that any such private sale may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall not have any obligation to engage in public sales and no obligation to delay the sale of any such Pledged Equity Interests for the period of time necessary to permit the respective issuer thereof to register it for public sale.
          9.2. Private Sale. The Pledgee shall not incur any liability as a result of the sale of the Pledged Equity Interests, or any part thereof, at any private sale pursuant to Section 9.1 of this Agreement conducted in good faith. Each Pledgor hereby waives any claims against the Pledgee by reason of the fact that the price at which the Pledged Equity Interests may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of any obligations.
          10. COVENANTS OF THE PLEDGOR.
          (a) Each Pledgor covenants and agrees that it will take all reasonable steps to defend the right, title and interest of the Pledgee in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise take all reasonable steps to defend its rights thereto and interests therein.

          (b) Each Pledgor covenants and agrees that it shall not (i) create, incur, assume or permit to exist any Lien or encumbrance on the Collateral (other than the Lien granted hereunder and Permitted Liens) and (ii) take any action which would have the effect of materially impairing the position or interests of the Pledgee hereunder except as expressly permitted by this Agreement.
          (c) [Reserved].
          (d) Each Pledgor covenants and agrees that it will cause its pledge hereunder to be noted conspicuously on its books and records. If any certificates or other instruments are issued to represent the Pledged Equity Interests, then the relevant Pledgor shall deliver or cause to be delivered to the Pledgee or its designee such certificates or other instruments.
          (e) Other than in connection with the GMAC Reorganization and subject to the commitments made by the Borrower to the Federal Reserve System with respect to GMAC, no Pledgor will, nor will it vote to permit any of the Issuing Entity (for so long as all or a portion of its related Equity Interests constitute Collateral hereunder) to, without the prior written consent of the Pledgee, (i) enter into or permit to exist any arrangement or agreement (excluding the Loan Agreement and the other Loan Documents) which directly or indirectly prohibits such Pledgor or any of the Issuing Entity from creating, assuming or incurring any Lien upon such Pledgor’s properties, revenues or assets whether now owned or hereafter acquired other than as permitted in the Loan Agreement, (ii) permit any Lien to exist on any of the Equity Interests of the Issuing Entity for so long as such Equity Interests constitute Collateral hereunder (other than the Lien granted to the Pledgee hereunder and Permitted Liens), (iii) sell, transfer or otherwise dispose of any of the Equity Interests with respect to the Issuing Entity, regardless of whether such Equity Interests constitute Collateral hereunder, other than in a transaction permitted under the Loan Agreement or (iv) except as otherwise set forth in the Loan Agreement, enter into any agreement, contract or arrangement (excluding the Loan Agreement and the other Loan Documents) restricting the ability of the Issuing Entity to pay or make dividends or distributions in cash or kind to the Pledgor or the Pledgee (to the extent the Pledgee is entitled hereunder to receive the payment of same), to make loans, advances or other payments of whatsoever nature to the Pledgor, or to make transfers or distributions of all or any part of its assets to the Pledgor or any Person owning or holding the Equity Interests with respect to the Issuing Entity; in each case other than (x) customary anti-assignment provisions contained in leases, permits, licensing agreements and other contracts entered into by the Pledgor or Issuing Entity in the ordinary course of its business, (y) restrictions and conditions imposed by any laws, rules or regulations of any governmental authority, and (z) restrictions and conditions arising under the Loan Agreement and the other Loan Documents.
          (f) [Reserved].
          (g) [Reserved].
          (h) Each Pledgor covenants and agrees that it shall:
(i)	preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

(ii)	comply with the requirements of all Applicable Laws, rules, regulations and orders of Governmental Authorities if failure to comply with such requirements could be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

(iii)	keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, and maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all contingencies, and all other reserves;

(iv)	not move its chief executive office or chief operating office from the addresses referred to in Schedule 6.10 of the Loan Agreement other than in strict compliance with the obligations set forth in Section 4.03 of the Loan Agreement;

(v)	pay and discharge all taxes, assessments and governmental charges or levies imposed on it or its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. Each Pledgor and its Subsidiaries shall file on a timely basis all federal, and material state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it where the failure to file would reasonably be expected to have a Material Adverse Effect;

(vi)	keep in full force and effect the provisions of its charter documents, by-laws, operating agreements or similar organizational documents; and

(vii)	keep in full force and effect all agreements and instruments by which it or any of its properties may be bound and all applicable decrees, orders and judgments, in each case in such manner that a Material Adverse Effect will not result.
          (i) In the event of a GMAC Trust Disposition of any Pledged Equity Interests, the related Pledgor covenants and agrees that it shall cause the related Equity Interest Trustee to (i) acknowledge the Lender’s first priority perfected security interest in such Pledged Equity Interests and (ii) grant to the Lender a continuing security interest in such Pledged Equity Interests pursuant to the terms of a pledge or other security agreement and related documentation, the form and substance of which are acceptable to the Lender in its reasonable discretion; provided, that such agreement shall permit Equity Interest Dispositions.
          11. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. Subject to Section 16, the obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:
          (a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any of the Loan Documents, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

          (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement;
          (c) any furnishing of any additional security to Pledgee or its assignee or any acceptance thereof or any release of any security by Pledgee or its assignee;
          (d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof;
          (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Pledgor or any Affiliate of such Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing; or
          (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgors in respect of its obligations hereunder or the Pledgors in respect of this Agreement or otherwise.
          12. NOTICES, ETC. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the other Loan Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy or Electronic Transmission) delivered to the intended recipient at the “Address for Notices” specified (i) on the signatures pages hereof, beneath each party’s name, (ii) in Section 11.02(b) of the Loan Agreement or (iii) on Annex A attached hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or Electronic Transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
          13. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgee and the Pledgors.
          14. GOVERNING LAW. INSOFAR AS THERE MAY BE NO APPLICABLE FEDERAL LAW, THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY RULE OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD RESULT IN THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. NOTHING IN THIS AGREEMENT SHALL REQUIRE ANY UNLAWFUL ACTION OR INACTION BY ANY PARTY.
          15. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION AND VENUE; SERVICE OF PROCESS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
          (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN

RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF ANY COURT OF THE STATE AND COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK;
          (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
          (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF BENEATH EACH PARTY’S NAME, OR IN SECTION 11.02(b) OF THE LOAN AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE PLEDGEE SHALL HAVE BEEN NOTIFIED; AND
          (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
          EACH PLEDGOR AND THE PLEDGEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          16. CONTINUING SECURITY INTEREST; RELEASE.
          (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Obligations have matured and have been paid and satisfied in full, (ii) be binding upon and inure to the benefit of the Pledgors, each of the Pledgors’ executors, administrators, successors and assigns, and (iii) inure to the benefit of and be binding upon the Pledgee and its successors, transferees and assigns. Upon the payment and satisfaction in full of the Obligations, each Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.
          (b) Upon termination of the Loan Agreement and repayment to the Lender of all Obligations and the performance of all obligations under the Loan Documents, the Pledgee shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Pledgee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for the Borrower or any substantial part of its Property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.
          (c) Provided that no Default or Event of Default shall then exist, the Lender shall, in connection with any Disposition of any Collateral permitted under the Loan Agreement (other than dispositions of Facility Collateral between and among Loan Parties and Pledged Entities), release from the Lien of the Loan Documents of the portion of the Collateral Disposed of, upon the applicable Loan Parties’ satisfaction of the conditions set forth in the Loan Agreement.

          (d)
          17. MISCELLANEOUS. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.
          18. [Reserved].
          19. JOINT AND SEVERAL LIABILITY. Each Pledgor hereby acknowledges and agrees that the Pledgors are jointly and severally liable to the Lender for all representations, warranties, covenants, obligations and liabilities of each Pledgor hereunder and under the Loan Documents. Each Pledgor hereby further acknowledges and agrees that (a) any Event of Default or any default, or breach of a representation, warranty or covenant by any Pledgor hereunder or under any Loan Document is hereby considered a default or breach by each Pledgor, as applicable, and (b) the Lender shall have no obligation to proceed against one Pledgor before proceeding against the other Pledgors. Each Pledgor hereby waives any defense to its obligations under this Agreement based upon or arising out of the disability or other defense or cessation of liability of one Pledgor versus the other. A Pledgor’s subrogation claim arising from payments to the Lender shall constitute a capital investment in the other Pledgor subordinated to any claims of the Lender and equal to a ratable share of the equity interests in such Pledgor.
[remainder of page intentionally left blank; signature page follows]

          IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

GM FINANCE CO. HOLDINGS LLC, as Pledgor
By:	/s/ Adil Mistry
Name Adil Mistry
	Title:	Vice President

GM PREFERRED FINANCE CO. HOLDINGS LLC, as Pledgor
By:	/s/ Adil Mistry
Name Adil Mistry
	Title:	Vice President

Signature Page to Equity Pledge Agreement

EXECUTION VERSION
Exhibit 10.2
ANNEX A
EQUITY INTERESTS IN GMAC LLC
PLEDGED BY ORIGINAL PLEDGORS
(as of the Effective Date)

	Jurisdiction of	Pledgor of Equity	Percentage	Percentage	Number of Shares or	Certificate
Issuing Entity	Organization	Interests	Owned	Pledged	Units Pledged	#
Part A — Certificated domestic Equity Interests for which certificates shall be delivered at the Effective Date
GMAC LLC	Delaware	GM Finance Co.	16.40%	100%	52,912	B-6
		Holdings LLC			Class B Membership
					Interests
		GM Finance Co.	24.60%	100%	79,368	B-7
		Holdings LLC			Class B Membership
					Interests
		GM Finance Co.	59.00%	100%	190,921	B-8
		Holdings LLC			Class B Membership
					Interests
		GM Preferred Finance	100%	100%	1,021,764	P-8
		Co. Holdings LLC			Preferred Membership
					Interests